THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 31, 2018 (this “Amendment”), is entered into among FTD COMPANIES, INC., a Delaware corporation (the “Company”), INTERFLORA BRITISH UNIT, a company incorporated under the Laws of England & Wales (the “UK Borrower”, and together with the Company, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrowers, the Guarantors, the Lenders and Bank of America, N.A., in its capacity as the Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Credit Agreement, dated as of July 17, 2013 (as amended or modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Company has informed the Administrative Agent that: (i) the audited financial statements for the Fiscal Year ending December 31, 2017 contained a “going concern” explanatory paragraph, and therefor did not comply with the requirements of Section 7.01(c) of the Existing Credit Agreement and (ii) the Consolidated Net Leverage Ratio for the Fiscal Quarter ending March 31, 2018 exceeded the maximum permitted by Section 8.06(a) of the Existing Credit Agreement (collectively, the Events of Defaults described in the foregoing clauses (i) and (ii), the “Acknowledged Events of Default”);
WHEREAS, the Required Lenders have agreed to waive the Acknowledged Events of Default and the parties hereto have agreed to amend the Existing Credit Agreement as provided herein (the Existing Credit Agreement, as amended hereby, the “Credit Agreement”).
NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.    Waiver. Subject to the terms and conditions set forth herein, the Lenders hereby waive the Acknowledged Events of Default. This is a one-time waiver and is expressly limited to the purposes and matters set forth herein. Except as expressly set forth herein, nothing contained herein shall constitute a waiver or modification of any other rights or remedies the Administrative Agent or any Lender may have under any Loan Document or applicable Law.
2.    Consent, Acknowledgement and Reaffirmation. By such Person’s signature below, each of the Loan Parties hereby: (a) acknowledges and consents to this Amendment and the terms and provisions hereof; (b) reaffirms the covenants and agreements contained in each Loan Document to which such Person is party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated hereby; (c) reaffirms that each of the Liens created and granted in or pursuant to the Loan Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations is valid and subsisting, and acknowledges and agrees that this Amendment shall in no manner impair or otherwise adversely affect such Liens, except as explicitly set forth herein; (d) acknowledges that this Amendment and the waiver set forth in Section 1 above are limited to the extent specifically set forth herein and shall not be deemed a waiver of, or a consent to a departure from, any other term, covenant, provision or condition set forth in the Credit Agreement and (e) confirms that each Loan Document to which such Person is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of this Amendment, all references in such Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean the Credit Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Amendment.
3.    Amendments.
(a)The following definitions appearing in Section 1.01 of the Existing Credit Agreement are hereby amended to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(d):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letters of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
6	> 7.00 to 1.0	0.50%	7.50%	7.50%	6.50%
5	< 7.00 to 1.0 but > 6.00 to 1.0	0.50%	6.50%	6.50%	5.50%
4	< 6.00 to 1.0 but > 5.00 to 1.0	0.50%	5.50%	5.50%	4.50%
3	< 5.00 to 1.0 but > 4.00 to 1.0	0.50%	4.50%	4.50%	3.50%
2	< 4.00 to 1.0 but > 2.75 to 1.0	0.50%	3.50%	3.50%	2.50%
1	< 2.75 to 1.0	0.50%	2.50%	2.50%	1.50%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.01(d), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Third Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.01(d) for the Fiscal Quarter ending June 30, 2018 shall be determined based upon Pricing Tier 4.
“Consolidated Adjusted EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of: (a) Consolidated Net Income, plus (b) to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense and any amounts paid in respect of or pursuant to Hedge Agreements entered into in connection with Indebtedness of the Company and its Restricted Subsidiaries for protection against fluctuations in interest rates, whether consisting of periodic payments, upfront payments, termination payments or otherwise (other than amounts paid as a result of a breach or default under a Hedge Agreement), (ii) provisions for Taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) any foreign currency translation or transaction losses (including losses related to currency remeasurements of indebtedness), (vi) extraordinary, unusual or non-recurring cash losses, charges or expenses (including, without limitation, expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions (including compensation expense and expense for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms), severance expenses, facility closure expenses, relocation costs and other restructuring charges (but excluding any of the foregoing incurred in connection with the Bloom Acquisition), and charges (including fees, expenses, damages and settlement costs) related to litigation, arbitration, investigations, disputes or similar matters) (it being understood and agreed that Item 10(e) of Regulation S‑K under the Securities Act of 1933 shall not constitute a limitation on any such determination and unusual or non‑recurring losses, charges, expenses or gains shall be determined by Company in good faith)) in an amount not to exceed 10% of Consolidated Adjusted EBITDA in any consecutive four Fiscal Quarter period (determined after giving effect to this clause (vi)), (vii) losses, charges or expenses with respect to litigation, investigations and other legal matters disclosed under the section “Business - Legal Proceedings” in the Registration Statement (or legal matters arising out of the same or similar facts, circumstances or allegations that such litigation, investigations, and other legal matters relate to), not to exceed $10,000,000 in aggregate over the term of this Agreement), (viii) [reserved], (ix) all other non-Cash expenses or losses including, without limitation, non-Cash stock compensation expenses for officers, directors, employees and consultants (other than (A) any such non-Cash expense or charge to the extent it represents an accrual of or reserve for Cash expenditures or charge in any future period and (B) write-downs or reserves of account receivables or inventory), (x) all Equity Related Compensation Payments, (xi) [reserved], (xii) (A) any impairment charge or asset write‑off or write‑down, in each case relating to an intangible asset, pursuant to FASB ASC 360-10-20 and FASB ASC 350 or successor or related provision, (B) the amortization of intangible assets arising pursuant to FASB ASC 805 or successor or related provision, (C) the amortization or write‑off deferred financing fees and (D) the amortization of other intangible assets, (xiii) all expenses incurred in connection with the Second Amendment and the Third Amendment, in an aggregate amount not to exceed $6,000,000 in the aggregate, and (xiv) transaction, integration and restructuring fees and expenses incurred in connection with the Bloom Acquisition incurred prior to December 31, 2017 and not exceeding $33,000,000 in the aggregate during the term of this Agreement, minus (c) the following to the extent included in Consolidated Net Income: (i) extraordinary, unusual or nonrecurring cash gains or income for such period (excluding any proceeds of business interruption insurance), (ii) non-cash gains and income for such period (other than (A) any such gain or income representing a reversal of an accrual or a reserve for any cash charge in any future period to the extent a corresponding cash payment was not made and (B) accruals or other items expected to result in a cash payment in a future period) and (C) any foreign currency translation or transaction gains (including gains related to currency remeasurements of indebtedness). Consolidated Adjusted EBITDA shall be calculated on a Pro Forma Basis.

“Consolidated Capital Expenditures” means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Restricted Subsidiaries) by Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries minus the sum of the following to the extent included in calculating Consolidated Capital Expenditures during such period: (i) any Permitted Acquisition consummated during such period, (ii) capital expenditures in respect of the reinvestment of Net Cash Proceeds from Asset Sales and Recovery Events in accordance with the terms of Section 2.05(b)(iv)) during such period and (iii) capital expenditures to the extent funded by landlord allowances. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.
“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period (excluding, however, (i) any interest expense not payable in Cash (including amortization of discount, amortization of debt issuance costs and interest paid-in-kind or added to the existing principal amount) and (ii) original issue discount, financing fees, including those paid in connection with the Second Amendment and the Third Amendment, redemption premiums and agent fees).
“Consolidated Net Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i)(a) as of such day (and without duplication), (1) all indebtedness of the Company and its Restricted Subsidiaries for borrowed money including but not limited to senior bank Indebtedness, senior notes, and Subordinated Indebtedness, (2) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (3) issued and outstanding letters of credit, bank guaranties or similar instruments, (4) any obligation entered into after the Third Amendment Effective Date and owed for all or any part of the deferred purchase price of property or services (excluding (i) any such obligations incurred under ERISA, (ii) any such obligations subject to the satisfaction of a condition or contingency but only to the extent of the portion of such obligations subject to such condition or contingency and only as long as such condition or contingency has not been satisfied and (iii) renewals of any such existing agreements), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument, (5) all obligations in respect of Disqualified Equity, (6) all Indebtedness secured by any Lien on any property or asset owned or held by the Company or any of its Restricted Subsidiaries regardless of whether the Indebtedness secured thereby shall have been assumed by the Company or such Restricted Subsidiary or is nonrecourse to the credit of the Company or such Restricted Subsidiary (excluding insurance premium financing) and (7) Contingent Obligations consisting of guarantees by the Company and its Restricted Subsidiaries in respect of the foregoing obligations of another Person, minus (b) all unrestricted Cash or Cash Equivalents of the Company and its Restricted Subsidiaries in an amount not to exceed $12,500,000 (which unrestricted Cash and Cash Equivalents shall be deemed to include all Cash and Cash Equivalents that are subject to the Liens created by or pursuant to this

Agreement and the Loan Documents but no other Liens other than Permitted Encumbrances) to (ii) Consolidated Adjusted EBITDA for the consecutive four Fiscal Quarters ending on such day.
“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such test or covenant after giving effect to (i) any Permitted Acquisition or Investment permitted by Section 8.03(e) or Section 8.03(j), (ii) any Asset Sale of a Restricted Subsidiary or operating entity for which historical financial statements for the relevant period are available, (iii) any incurrence of Indebtedness under Section 8.01(f) or Contingent Obligation under Section 8.04(f) and any repayment of Indebtedness, or (iv) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, Investment, Asset Sale or incurrence of Indebtedness or Contingent Obligation or repayment of Indebtedness, are factually supportable, are expected to have a continuing impact, and are otherwise satisfactory to the Required Lenders or are consistent with the definition of Consolidated Adjusted EBITDA, as certified by a Financial Officer of the Company) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold and the consolidated financial statements of the Company and its Restricted Subsidiaries, which shall be reformulated as if such Permitted Acquisition, Investment, Asset Sale or designation, and all other Permitted Acquisitions, Investments, Asset Sales and designations that have been consummated during the period, and any Indebtedness, Contingent Obligations or other liabilities to be incurred or repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and if such Indebtedness to be incurred bears interest at a floating rate of interest, it shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination).
(b)The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Consolidated Cash-on-Hand” has the meaning specified in Section 7.13.
“Designated Asset Sale” means the disposition of noncore businesses or Subsidiaries of Provide Commerce, Inc.
“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.
“Third Amendment Effective Date” means May 31, 2018.
(c)Section 1.03(b) of the Existing Credit Agreement is hereby amended by adding the following sentences at the end thereof:

Notwithstanding any other provision contained herein, the definitions set forth in this Agreement and any financial calculations required by this Agreement shall be computed to exclude any change to lease accounting rules from those in effect on the Closing Date pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
(d)Section 2.05(b)(iv) of the Existing Credit Agreement is hereby amended to read as follows:
(iv)    Asset Sales and Recovery Events. The Company shall prepay the Term Loan (ratably to the remaining principal amortization payments, including the final payment on the Maturity Date) in an aggregate amount equal to 100% of the Net Cash Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales (other than (A) any Assets Sale (or series of related Asset Sales) the Net Cash Proceeds of which do not exceed $5,000,000, (B) the Designated Asset Sale and (C) Asset Sales permitted by Sections 8.07(c), (f), (g), (i), (j), (k), (l), (m), (n), and (o)) and Recovery Events (other than any Recovery Event the Net Cash Proceeds of which do not exceed $5,000,000), in each case, to the extent such Net Cash Proceeds are not reinvested in assets (excluding current assets as classified by GAAP) that are useful in the business of the Company and its Restricted Subsidiaries within 180 days of the date of such Asset Sale or Recovery Event (it being understood that such prepayment shall be due immediately upon the expiration of such 180 day period).
(e)Section 2.05(b)(viii) of the Existing Credit Agreement is hereby amended to read as follows:
(viii)    Limited Availability Period. Each Borrower shall immediately prepay Revolving A Loans, Revolving B Loans and/or Swing Line Loans made to it, and/or the Company shall Cash Collateralize the L/C Obligations, in an aggregate amount as is necessary to cause the sum of the Total Revolving A Outstandings plus the Outstanding Amount of all Revolving B Loans to not exceed (A) during the period from and including May 31, 2018 through and including September 30, 2018, $150,000,000, (B) during the period from and including October 1, 2018 through and including December 31, 2018, $175,000,000, and (C) during the period from and including January 1, 2019 through and including the Maturity Date, $150,000,000.
(f)A new Section 2.05(b)(ix) is hereby added to the Existing Credit Agreement to read as follows:
(ix)    Designated Asset Sale. Immediately following the Designated Asset Sale, the Company shall prepay the Term Loan (to the remaining principal payments in inverse order of maturity) in an aggregate amount equal to 100% of the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the Designated Asset Sale.
(g)Section 5.02(e) of the Existing Credit Agreement is hereby amended to read as follows:
(e)    Such Credit Extension (i) would not require the Borrowers to make mandatory prepayments of the Loans or Cash Collateralize Letters of Credit pursuant to

Section 2.05(b)(viii) or (ii) after giving effect to the proposed use of proceeds thereof, would not cause Consolidated Cash-on-Hand to exceed $40,000,000.
(h)The following sentence is hereby added at the end of Section 7.10 of the Existing Credit Agreement:

The Company shall, and shall cause the Guarantors to, use commercially reasonable efforts to obtain deposit account control agreements with respect to deposit accounts identified by the Administrative Agent from time to time.
(i)A new subclause (iii) is hereby added to Section 2.09(b) of the Existing Credit Agreement to read as follows:

(iii)    The Company shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a fee in Dollars equal to the product of (A) (1) during the period from October 1, 2018 through and including December 31, 2018, 0.125% per annum and (2) during the period on and after January 1, 2019, 0.25% per annum times (B) the actual daily amount of the Aggregate Revolving A Commitments, the Aggregate Revolving B Commitments and the Outstanding Amount of the Term Loan; provided, however, solely for purposes of this subsection (iii), during the period from and including January 1, 2019 through and including the Maturity Date, the combined actual daily amount of the Aggregate Revolving A Commitments and the Aggregate Revolving B Commitments shall collectively be deemed to be the lesser of (x) the actual amount thereof and (y) $150,000,000. Such fee shall be due and payable quarterly in arrears on the last Business Day of each June, September, December and March, commencing with the first such date to occur after the Third Amendment Effective Date, and on the Maturity Date.
(j)Section 7.01(c) of the Existing Credit Agreement is hereby amended to read as follows:

(c)    Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by a Financial Officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (ii) in the case of such consolidated financial statements, a report thereon of Deloitte LLP or other independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified (other than a qualification with respect to the Maturity Date of this Agreement), but may contain a “going concern” explanatory paragraph concerning the ability of the Company and its Subsidiaries to continue as a going concern as a result of the Maturity Date of this Agreement, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided, however, in addition to the foregoing, with respect to the Fiscal Year ending December 31, 2018, the Company shall provide preliminary drafts of the required year-end financial statements (together with a Compliance Certificate calculated using the information therefrom) no later than February 28, 2019;

(k)Section 7.12(b) of the Existing Credit Agreement is hereby amended to read as follows, and new Sections 7.12(c) and 7.12(d) are hereby added to the Existing Credit Agreement to read as follows:

(b)    Commencing on April 19, 2018 and on a weekly basis thereafter (no later than Thursday close of business of each week), the Company shall provide to the Administrative Agent, for distribution to the Lenders, a written status update with respect to any divestiture of assets of the Company and its Subsidiaries, which update shall be prepared by management of the Company, the Company’s legal counsel or the Company’s sell-side advisor, if applicable. Such weekly updates shall be subject to the confidentiality provisions of this Agreement in all respects and the Company shall not be required to disclose any information that would violate obligations of the Company or any of its Affiliates set out in any confidentiality agreements related to such divesture. In addition, at the request of the Administrative Agent, the Company and/or its sell-side advisor will participate in conference calls with the Lenders to discuss the foregoing.
(c)    The Loan Parties shall deliver to the Administrative Agent (for distribution to the Lenders):
(i)    commencing on June 7, 2018 and continuing on every fourth week thereafter, a 13-week cash flow forecast (“Budget”), in form and detail reasonably acceptable to the Administrative Agent, which forecast shall detail all sources and uses of cash on a weekly basis; and
(ii)    commencing June 14, 2018, on the fourth Business Day of each week following the end of each week set forth in the Budget, in form and detail reasonably acceptable to the Administrative Agent, a report that sets forth for the immediately preceding week, and cumulatively, a comparison of the Company’s actual cash receipts for, cash disbursements for, and availability under the Revolving Commitments as of the end of, such week to the Company’s projected cash receipts for, cash disbursements for, and availability under the Revolving Commitments as of the end of, such week as set forth in the Budget (the “Variance Report”).
(d)    Promptly following any request therefor, the Loan Parties shall deliver all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
(l)Article VII of the Existing Credit Agreement is hereby amended to add a new Section 7.13 immediately following Section 7.12 of the Existing Credit Agreement to read as follows:

7.13    Maximum Cash-on-Hand.

If at any time Consolidated Cash-on-Hand exceeds $40,000,000 for any three consecutive Business Day period thereafter, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, an amount equal to the amount by which (x) Consolidated Cash-on-Hand exceeds (y) $40,000,000 as of the close of business on such third Business Day.  These payments shall be applied to the outstanding Revolving Loans and Swing Line Loans in a manner consistent with Section 2.05(a).  The amount of any such payment shall be certified by the Company to the Administrative Agent on the applicable payment date in a form reasonably acceptable to the Administrative Agent. For purposes hereof, “Consolidated Cash-on-Hand” means, as of any day, the sum of the amount of all cash and Cash Equivalents of the Company and its Restricted Subsidiaries, on a consolidated basis, less the amount of any payments which have been issued by the Company and its Restricted Subsidiaries, but which have not yet cleared their respective accounts.
(m)Section 8.01(b) of the Existing Credit Agreement is hereby amended to read as follows:
(b)    Contingent Obligations consisting of guarantees with respect to Indebtedness permitted by this Section 8.01; provided that if such Contingent Obligation is a guarantee of Indebtedness by the Company or a Guarantor of Indebtedness of a Restricted Subsidiary that is not a Guarantor, no such Contingent Obligation may be incurred after the Third Amendment Effective Date;
(n)Section 8.01(j) of the Existing Credit Agreement is hereby amended to read as follows:
(j)    [reserved]; and
(o)Section 8.03(e) of the Existing Credit Agreement is hereby amended to read as follows:
(e)    with the prior written consent of the Required Lenders, the Company and its Restricted Subsidiaries may make Permitted Acquisitions;
(p)Section 8.03(j) of the Existing Credit Agreement is hereby amended to read as follows:
(j)    [reserved];
(q)Section 8.04(g) of the Existing Credit Agreement is hereby amended to read as follows:
(g)    other Contingent Obligations incurred prior to the Third Amendment Effective Date;
(r)Sections 8.05(c) and 8.05(g) of the Existing Credit Agreement are hereby amended to read as follows:
(c)    [reserved];
(g)    [reserved];

(s)Section 8.06 of the Existing Credit Agreement is hereby amended to read as follows:

8.06    Financial Covenants.
(a)Maximum Consolidated Net Leverage Ratio. The Company shall not permit the Consolidated Net Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending on the dates set forth below to exceed the correlative ratio indicated for such Fiscal Quarter (or period including such Fiscal Quarter):

	March 31	June 30	September 30	December 31
2018	N/A	6.25 to 1.0	6.25 to 1.0	3.75 to 1.0
2019	2.75 to 1.0	2.50 to 1.0	3.50 to 1.0	N/A
(b)    Minimum Consolidated Fixed Charge Coverage Ratio. The Company shall not permit the Consolidated Fixed Charge Coverage Ratio as of the last day of the most recently ended Fiscal Quarter ending on the dates set forth below to be less than the correlative ratio indicated for such Fiscal Quarter (or period including such Fiscal Quarter):

	March 31	June 30	September 30	December 31
2018	N/A	0.70 to 1.0	0.70 to 1.0	1.10 to 1.0
2019	1.35 to 1.0	1.65 to 1.0	1.75 to 1.0	N/A

(t)Section 8.07(b) of the Existing Credit Agreement is hereby amended to read as follows:
(b)    the Designated Asset Sale; provided that the Loan Parties shall have obtained the prior written consent of the Required Lenders (which consent may be conditioned on, among other things, adjustments to the maximum Consolidated Net Leverage Ratio permitted under Section 8.06(a) and reducing the Revolving Commitments to account for the impact of the Designated Asset Sale);
(u)Article VIII of the Existing Credit Agreement is hereby amended to add a new Section 8.14 immediately following Section 8.13 of the Existing Credit Agreement to read as follows:
8.14    Capital Expenditures.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, permit the aggregate amount of Consolidated Capital Expenditures to be greater than (i) $28,000,000, for the most recently ended period of two Fiscal Quarters ending on June 30, 2018, (ii) $38,000,000 for the most recently ended period of three Fiscal Quarters ending on September 30, 2018, (iii) $42,000,000 for the most recently ended period of four Fiscal Quarters ending on December 31, 2018, (iv) $42,000,000 for the most recently ended period of four Fiscal Quarters ending on March 31, 2019, and (v) $40,000,000 for the most recently ended period of four Fiscal Quarters ending on June 30, 2019.
4.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 4 shall have been satisfied.

(a)    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of each Borrower, each Guarantor, the Administrative Agent and the Required Lenders.
(b)    Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Borrowers and the Guarantors, addressed to the Administrative Agent and each Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Organization Documents, Resolutions, Etc. The Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent:
(i)    copies of the Organization Documents of each U.S. Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such U.S. Loan Party to be true and correct as of the date hereof (or a certification that such Organization Documents have not been amended since the Second Amendment Effective Date);
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each U.S. Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such U.S. Loan Party is a party (or, with respect to incumbency certificates, a certification that the Responsible Officers listed on the incumbency certificates delivered on the Second Amendment Effective Date have not changed);
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each U.S. Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation; and
(iv)    in relation to the UK Borrower, (A) a copy of a resolution of the board of directors of the UK Borrower (1) approving the terms of, and the transactions contemplated by, this Amendment and resolving that it execute this Amendment, (2) authorizing a specified person or persons to execute this Amendment on its behalf, and (3) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with this Amendment; (B) a certificate of the UK Borrower (signed by a director) confirming that the constitutional documents and resolution of the board of directors of the UK Borrower are correct, complete and in full force and effect as at a date no earlier than the date of this Amendment; and (C) copies of the Organization Documents of the UK Borrower (or a certification that such Organization Documents have not been amended since the Second Amendment Effective Date).
(d)    KYC; Beneficial Ownership Certification. Upon the reasonable request of any Lender made at least five days prior to the Closing Date, the Company shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-

laundering rules and regulations, including, without limitation, the PATRIOT Act. If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver to the Administrative Agent and the Lenders, a Beneficial Ownership Certification in relation to such Borrower
(e)    Fees. The Company shall have paid to the Administrative Agent, for its own account and for the account of the Lenders executing this Amendment, as applicable, all fees required to be paid in connection with this Amendment.
5.    Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the (a) reasonable documented fees and expenses of Moore & Van Allen PLLC, and (b) the fees and expenses of FTI Consulting, Inc.
6.    Ratification; Acknowledgment. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.
7.    Representations. Each Loan Party represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    The execution and delivery of this Amendment does not violate, contravene or conflict with any provision of its Organization Documents.
(d)    The Obligations are not subject to any offsets, defenses or counterclaims.
(e)    Except for the Acknowledged Defaults, no Default exists on and as of the date of this Amendment.
(f)    After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct) as of such earlier date.
(g)    As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
8.    Lender Representations, Warranties and Covenant. Each Lender party hereto represents and warrants that, after giving effect to this Amendment, the representations and warranties of such

Lender set forth in Section 10.12 of the Credit Agreement are true and correct as of the date of this Amendment. Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in Section 10.12 of the Credit Agreement.
9.    Successors and Assigns; No Third Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Amendment.
10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.    Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Amendment or the other Loan Documents.
13.    Release. In consideration of the agreements of the Administrative Agent and the Required Lenders set forth in this Amendment, the Loan Parties hereby release and forever discharge the Administrative Agent, each L/C Issuer, the Swing Line Lender, the Lenders and the Administrative Agent’s, each L/C Issuer’s, the Swing Line Lender’s and each Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (collectively, the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through and including the Third Amendment Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any member of the Lender Group.
14.    No Actions, Claims. Each Loan Party represents, warrants, acknowledges and confirms that, as of the date hereof, it has no knowledge of any action, cause of action, claim, demand, damage or liability of whatever kind or nature, in law or in equity, against any member of the Lender Group arising from any action by such Persons, or failure of such Persons to act, under or in connection with any of the Loan Documents.
15.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
16.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
COMPANY:            FTD COMPANIES, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President and Chief Financial Officer

UK BORROWER:	INTERFLORA BRITISH UNIT,
a company incorporated under the Laws
of England & Wales
By: /s/ Rhys J. Hughes
Name: Rhys J. Hughes
Title: Director
GUARANTORS:        FLORISTS’ TRANSWORLD DELIVERY, INC.,
a Michigan corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FTD GROUP, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FTD, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
FTD.CA, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

FTD.COM INC.,
a Florida corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
PROVIDE COMMERCE, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
PROVIDE CARDS, INC.,
a California corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
PROVIDE CREATIONS, INC.,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
GIFTCO, LLC,
a Delaware limited liability company
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer
SINCERELY INCORPORATED,
a Delaware corporation
By: /s/ Steven Barnhart
Name: Steven Barnhart
Title: Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender
By: /s/ Lindsay Gray
Name: Lindsay Gray
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Tracie D. Plummer
Name: Tracie D. Plummer
Title: Director

BMO HARRIS BANK N.A.,
as a Lender
By: /s/ L. M. Junior Del Brocco
Name: L. M. Junior Del Brocco
Title: Senior Vice President

BANK OF MONTREAL,
as a Lender
By: /s/ L. M. Junior Del Brocco
Name: L. M. Junior Del Brocco
Title: Senior Vice President

COMPASS BANK,
as a Lender
By: /s/ Jeffrey Bork
Name: Jeffrey Bork
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Terry A. Graffis
Name: Terry A. Graffis
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Joanna London
Name: Joanna London
Title: Vice President

MUFG UNION BANK, N.A.,
as a Lender
By: /s/ Christine Howatt
Name: Christine Howatt
Title: Authorized Signatory

REGIONS BANK,
as a Lender
By: /s/ Arthur E. Cutler
Name: Arthur E. Cutler
Title: Senior Vice President

FIRST BANK OF HIGHLAND PARK,
as a Lender
By: /s/ Lynn M. Rosinsky
Name: Lynn M. Rosinsky
Title: Senior Vice President

FCS Commercial Finance Group, for AgCountry Farm Credit Services, PCA,
as a Lender
By: /s/ Warren Shoen
Name: Warren Shoen
Title: Senior Vice President

COMPEER FINANCIAL, PCA successor to 1st FARM CREDIT SERVICES, PCA, as a Lender
By: /s/ Corey J. Waldinger
Name: Corey J. Waldinger
Title: Director, Capital Markets